Exhibit 99.1

PRESS RELEASE

FOR:	MDC Partners Inc.	CONTACT:	David Doft
	745 Fifth Avenue, 19th Floor		Chief Financial Officer
	New York, NY 10151		646-429-1818
ddoft@mdc-partners.com

 MDC PARTNERS INC. REPORTS RECORD RESULTS FOR THE
THREE AND SIX MONTHS ENDED JUNE 30, 2011

Maintains Quarterly Dividend of $0.14 per Share

SECOND QUARTER HIGHLIGHTS:
•	Revenue increased to $240.5 million versus $169.9 million in Q2 2010, an increase of 41.6%
•	Organic revenue increased 21.2% for Q2 2011
•	EBITDA increased to $32.5 million versus $18.6 million in Q2 2010, an increase of 74.3%
•	EBITDA margins improved to 13.5% versus 11.0% in Q2 2010, an increase of 250 basis points
•	Free Cash Flow before working capital improved to $16.5 million versus $5.8 million in Q2 2010
•	Total Free Cash Flow including working capital was $19.5 million versus $34.3 million in Q2 2010
•	Technology and digital services revenue made up 51% of total revenues in Q2 2011
•	Net new business wins of $38.6 million for Q2 2011

YEAR TO DATE HIGHLIGHTS:
•	Revenue increased to $458.0 million versus $305.8 million in 2010, an increase of 49.8%
•	Organic revenue increased 23.6% for YTD 2011
•	EBITDA increased to $47.2 million versus $27.9 million in 2010, an increase of 69.3%
•	EBITDA margins improved to 10.3% versus 9.1% in 2010, an increase of 120 basis points
•	Free Cash Flow before working capital improved to $17.3 million versus $4.3 million for YTD 2010
•	Total Free Cash Flow including working capital was an outflow of ($10.7) million versus $20.8 million for YTD 2010

NEW YORK, NY (July 28, 2011) – MDC Partners Inc. (“MDC Partners” or the “Company”) today announced financial results for the three and six months ended June 30, 2011.

“We performed very well in the first half of the year, delivering solid financial results and setting us up to achieve our full year guidance,” said Miles S. Nadal, Chairman and Chief Executive Officer of MDC Partners. “We’re gaining market share.  Our pipeline of new business is robust. Our win rate is strong.  And growth is broad across the portfolio of partner firms that are truly changing the way this industry does business.  Because of the transformational work that our partners continue to produce for clients, from integrated creative and marketing services, to technology solutions, to data that helps marketers make informed decisions, we are pleased that our overall financial performance continues to outpace the industry.”

Guidance for 2011 is maintained as follows:

2011
Guidance
Revenue	$850 - $870 million
EBITDA	$108 - $112 million
Free Cash Flow	$43 - $46 million
+ Change in Working Capital and Other	+$5 million
Total Free Cash Flow	$48 - $51 million

Consolidated revenue for the second quarter of 2011 was $240.5 million, an increase of 41.6% compared to $169.9 million in the second quarter of 2010.  EBITDA (as defined) for the second quarter of 2011 was $32.5 million compared to $18.6 million in the second quarter of 2010, representing an increase of 74.3%.  Net income attributable to MDC Partners in the second quarter was $1.3 million compared to a loss of ($5.8) million in the second quarter of 2010.  Diluted earnings per share from continuing operations attributable to MDC Partners common shareholders for the second quarter of 2011 was income of $0.04 compared to a loss of ($0.18) per share in the same period of 2010.  Free Cash Flow (as defined) was $16.5 million in the second quarter of 2011, compared to $5.8 million in the second quarter of 2010.

For the six months ended June 30, 2011, consolidated revenue was $458.0 million, an increase of 49.8% compared to $305.8 million in the same period of 2010.  EBITDA (as defined) for the first six months of 2011 was $47.2 million compared to $27.9 million in the first half of 2010, representing an increase of 69.3%.  Net income attributable to MDC Partners in the first six months of 2011 was a loss of ($7.4) million compared to a loss of ($16.0) million in the same period of 2010.  Diluted earnings per share from continuing operations attributable to MDC Partners common shareholders for the first six months of 2011 was a loss of ($0.25) compared to a loss of ($0.53) per share in the same period of 2010.  Free Cash Flow (as defined) was $17.3 million in the first half of 2011, compared to $4.3 million in the first half of 2010.

“We continue to deliver superior financial performance and to generate significant cash flow,” said David Doft, Chief Financial Officer.  “Our new business activity in the second quarter, and really over the course of the past 18 months, was exceedingly strong. Recent notable wins include Target, Fiat and LG. In the meantime, our investment strategy continues to play out as expected and our recent acquisitions are performing ahead of plan.  Importantly, we improved our EBITDA margins by 120 basis points over the first six months of last year.  We are well on our way to increasing margins on average 50-100 basis points per year to reach our long term target of a 15-17 percent EBITDA margin.”

Jonah Disend Named Innovator-At-Large for MDC Partners

MDC Partners today also announced that Redscout founder and leading innovation executive Jonah Disend will assume the new role of Innovator-at-Large at the MDC Partners.  Recognized for building Redscout and Redscout Ventures while also transforming countless clients’ brands, Disend was tapped by MDC Partners Chairman and CEO Miles Nadal to create a resource at MDC to help rouse an innovative view of the world among MDC companies.  Disend will continue to oversee the business at Redscout, the brand development shop he founded in 2000, with offices in New York City and San Francisco.

MDC Partners Announces $0.14 per Share Cash Dividend

MDC Partners today also announced that its Board of Directors has declared a cash dividend of $0.14 per share on all of its outstanding Class A shares and Class B shares.  The dividend will be payable on or about August 31, 2011 to shareholders of record at the close of business on August 17, 2011.

Conference Call

Management will host a conference call on Thursday, July 28, 2011 at 5:00 p.m. (ET) to discuss results.  The conference call will be accessible by dialing 1-647-427-7450 or toll free 1-888-231-8191.  An investor presentation has been posted on our website www.mdc-partners.com and will be referred to during the conference call.

A recording of the conference call will be available until Thursday, August 11, by dialing 1-416-849-0833 or toll free 1-855-859-2056 (passcode 84643718) or by visiting our website at www.mdc-partners.com.

About MDC Partners Inc.

MDC is a Business Transformation Organization that utilizes technology, marketing communications, data analytics and insights and strategic consulting solutions to drive meaningful returns on Marketing and Communications Investments for multinational clients in the United States, Canada, Europe, and the Caribbean.

MDC’s durable competitive advantage is to Empower the Most Talented Entrepreneurial Thought Leaders to Drive Business Success to new levels of Achievement, for both our Clients and our Shareholders, reinforcing MDC's reputation as "The Place Where Great Talent Lives."

MDC Partners' Class A shares are publicly traded on NASDAQ under the symbol "MDCA" and on the Toronto Stock Exchange under the symbol "MDZ.A".

Non-GAAP Financial Measures

In addition to its reported results, MDC Partners has included in this earnings release certain financial results that the Securities and Exchange Commission defines as "non-GAAP financial measures."  Management believes that such non-GAAP financial measures, when read in conjunction with the Company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company's results. These non-GAAP financial measures relate to: (1) presenting EBITDA and EBITDA margin (as defined) for the three and six months ended June 30, 2011 and 2010; and (2) presenting Total Free Cash Flow, Free Cash Flow and Free Cash Flow per Share (as defined) for the three and six months ended June 30, 2011 and 2010.  Included in this earnings release are tables reconciling MDC’s reported results to arrive at these non-GAAP financial measures.

This press release contains forward-looking statements. The Company’s representatives may also make forward-looking statements orally from time to time. Statements in this press release that are not historical facts, including statements about the Company’s beliefs and expectations, recent business and economic trends, potential acquisitions, estimates of amounts for deferred acquisition consideration and “put” option rights, constitute forward-looking statements.  These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section.  Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events, if any.

Forward-looking statements involve inherent risks and uncertainties.  A number of important factors could cause actual results to differ materially from those contained in any forward-looking statements. Such risk factors include, but are not limited to, the following:

•	risks associated with severe effects of national and regional economic downturn;

•	the Company’s ability to attract new clients and retain existing clients;

•	the financial success of the Company’s clients;

•	the Company’s ability to retain and attract key employees;

•
the Company’s ability to remain in compliance with its debt agreements and the Company’s ability to finance its contingent payment obligations when due and payable, including but not limited to those relating to “put” option right and deferred acquisition consideration;

•	the successful completion and integration of acquisitions which complement and expand the Company’s business capabilities; and

•	foreign currency fluctuations.

The Company’s business strategy includes ongoing efforts to engage in material acquisitions of ownership interests in entities in the marketing communications services industry.  The Company intends to finance these acquisitions by using available cash from operations, from borrowings under its credit facility and through incurrence of bridge or other debt financing, any of which may increase the Company’s leverage ratios, or by issuing equity, which may have a dilutive impact on existing shareholders proportionate ownership.  At any given time the Company may be engaged in a number of discussions that may result in one or more material acquisitions.  These opportunities require confidentiality and may involve negotiations that require quick responses by the Company.  Although there is uncertainty that any of these discussions will result in definitive agreements or the completion of any transactions, the announcement of any such transaction may lead to increased volatility in the trading price of the Company’s securities.

Investors should carefully consider these risk factors and the additional risk factors outlined in more detail in the Annual Report on Form 10-K under the caption “Risk Factors” and in the Company’s other SEC filings.

SCHEDULE 1

MDC PARTNERS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(US$ in 000s, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Revenue	$240,476	$169,890	$457,978	$305,805

Operating Expenses:
Cost of services sold	162,408	116,364	321,552	212,935
Office and general expenses	53,777	39,101	99,508	73,378
Depreciation and amortization	9,736	8,029	20,119	13,845
	225,921	163,494	441,179	300,158

Operating profit	14,555	6,396	16,799	5,647

Other Income (Expenses):
Other income (expense)	444	(289)	755	(877)
Interest expense and finance charges	(10,666)	(8,425)	(20,230)	(15,453)
Interest income	28	69	60	100

Income (loss) from continuing operations before income taxes
and equity in affiliates	4,361	(2,249)	(2,616)	(10,583)

Income tax expense	590	552	946	801

Income (loss) from continuing operations before equity in affiliates	3,771	(2,801)	(3,562)	(11,384)
Equity in earnings (loss) of non-consolidated affiliates	79	(39)	334	(143)

Income (loss) from continuing operations	3,850	(2,840)	(3,228)	(11,527)
Loss from discontinued operations, net of taxes	-	(932)	-	(1,408)
Net income (loss)	3,850	(3,772)	(3,228)	(12,935)
Net income attributable to the noncontrolling interests	(2,527)	(2,033)	(4,132)	(3,056)
Net income (loss) attributable to MDC Partners Inc.	$1,323	$(5,805)	$(7,360)	$(15,991)

Income (loss) Per Common Share:
Basic:
Income (loss) from continuing operations attributable to MDC
Partners Inc. common shareholders	$0.05	$(0.18)	$(0.25)	$(0.53)
Discontinued operations	-	$(0.03)	-	$(0.05)
Net income (loss) attributable to MDC Partners Inc.
common shareholders	$0.05	$(0.21)	$(0.25)	$(0.58)

Income (loss) Per Common Share:
Diluted:
Income (loss) from continuing operations attributable to MDC
Partners Inc. common shareholders	$0.04	$(0.18)	$(0.25)	$(0.53)
Discontinued operations	-	$(0.03)	-	$(0.05)
Net income (loss) attributable to MDC Partners Inc.
common shareholders	$0.04	$(0.21)	$(0.25)	$(0.58)

Weighted Average Number of Common Shares:
Basic	29,016,384	27,800,953	28,952,182	27,716,895
Diluted	32,301,722	27,800,953	28,952,182	27,716,895

SCHEDULE 2

MDC PARTNERS INC.
RECONCILIATION OF OPERATING INCOME (LOSS) TO EBITDA
(US$ in 000s, except percentages)

For the Three Months Ended June 30, 2011

	Strategic	Performance
	Marketing	Marketing
	Services	Services	Corporate	Total

Revenue	$154,957	$85,519	-	$240,476

Operating income (loss) as reported	$22,871	$2,404	$(10,720)	$14,555
margin	14.8%	2.8%		6.1%

Add:
Depreciation and amortization	5,182	4,437	117	9,736
Stock-based compensation	176	478	5,121	5,775
Acquisition deal costs	113	103	-	216
Deferred acquisition consideration adjustments to P&L	954	1,046	-	2,000
Profit distributions from affiliates	-	-	181	181

EBITDA *	$29,296	$8,468	$(5,301)	$32,463
margin	18.9%	9.9%		13.5%

*
EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization, stock-based compensation, acquisition deal costs , deferred acquisition consideration adjustments and profit distributions from affiliates.

MDC PARTNERS INC.
RECONCILIATION OF OPERATING INCOME (LOSS) TO EBITDA
(US$ in 000s, except percentages)

For the Three Months Ended June 30, 2010

	Strategic	Performance
	Marketing	Marketing
	Services	Services	Corporate	Total

Revenue	$106,881	$63,009	-	$169,890

Operating income (loss) as reported	$10,699	$1,338	(5,641)	$6,396
margin	10.0%	2.1%		3.8%

Add:
Depreciation and amortization	4,228	3,707	94	8,029
Stock-based compensation	1,078	399	1,411	2,888
Acquisition deal costs	41	265	25	331
Deferred acquisition consideration adjustments to P&L	113	738	126	977
Profit distributions from affiliates	-	-	-	-

EBITDA*	$16,159	$6,447	$(3,985)	$18,621
margin	15.1%	10.2%		11.0%

*
EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization, stock-based compensation, acquisition deal costs , deferred acquisition consideration adjustments and profit distributions from affiliates.

SCHEDULE 3

MDC PARTNERS INC.
RECONCILIATION OF OPERATING INCOME (LOSS) TO EBITDA
(US$ in 000s, except percentages)

For the Six Months Ended June 30, 2011

	Strategic	Performance
	Marketing	Marketing
	Services	Services	Corporate	Total

Revenue	$296,450	$161,528	-	$457,978

Operating income (loss) as reported	$30,594	$3,735	$(17,530)	$16,799
margin	10.3%	2.3%		3.7%

Add:
Depreciation and amortization	10,989	8,909	221	20,119
Stock-based compensation	1,723	983	7,343	10,049
Acquisition deal costs	400	384	-	784
Deferred acquisition consideration adjustments to P&L	558	(1,535)	-	(977)
Profit distributions from affiliates	-	-	448	448

EBITDA *	44,264	12,476	(9,518)	47,222
margin	14.9%	7.7%		10.3%

*
EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization, stock-based compensation, acquisition deal costs , deferred acquisition consideration adjustments and profit distributions from affiliates.

MDC PARTNERS INC.
RECONCILIATION OF OPERATING INCOME (LOSS) TO EBITDA
(US$ in 000s, except percentages)

For the Six Months Ended June 30, 2010

	Strategic	Performance
	Marketing	Marketing
	Services	Services	Corporate	Total

Revenue	$198,139	$107,666	-	$305,805

Operating income (loss) as reported	$17,478	$(1,314)	$(10,517)	$5,647
margin	8.8%	-1.2%		1.8%

Add:
Depreciation and amortization	7,512	6,146	187	13,845
Stock-based compensation	2,831	765	2,759	6,355
Acquisition deal costs	41	664	25	730
Deferred acquisition consideration adjustments to P&L	309	876	126	1,311
Profit distributions from affiliates	-	-	7	7

EBITDA*	28,171	7,137	(7,413)	27,895
margin	14.2%	6.6%		9.1%

*
EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization, stock-based compensation, acquisition deal costs , deferred acquisition consideration adjustments and profit distributions from affiliates.

SCHEDULE 4

MDC PARTNERS INC.
FREE CASH FLOW
(US$ in 000s, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
EBITDA	$32,463	$18,621	$47,222	$27,895
Net Income Attributable to Noncontrolling Interests	(2,527)	(2,033)	(4,132)	(3,056)
Capital Expenditures, net (1)	(3,285)	(2,958)	(7,185)	(5,720)
Cash Taxes	(71)	(158)	(135)	(803)
Cash Interest, net & Other	(10,074)	(7,694)	(18,439)	(13,982)

Free Cash Flow (2)	$16,506	$5,778	$17,331	$4,334

Changes in Working Capital	2,969	28,500	(28,053)	16,435
Total Free Cash Flow (2)	$19,475	$34,278	$(10,722)	$20,769

Diluted Common Shares Outstanding	32,301,722	27,800,953	28,952,182	27,716,895

Total Free Cash Flow per Share	$0.60	$1.23	$(0.37)	$0.75

(1) Capital Expenditures, net represents capital expenditures net of landlord reimbursements.
(2) Free Cash Flow and Total Free Cash Flow are non-GAAP measures.  As shown above, Free Cash Flow represents EBITDA less net income attributable to noncontrolling interests, less capital expenditures, less net cash interest (including interest paid and to be paid on the 11% Senior Notes), less cash taxes plus realized cash foreign exchange gains. Total Free Cash Flow represents Free Cash Flow plus changes in working capital plus other changes in cash.

SCHEDULE 5

MDC PARTNERS INC.
CONSOLIDATED BALANCE SHEETS
(US$ in 000s)

	June 30,	December 31,
	2011	2010

Assets
Current Assets:
Cash and cash equivalents	$5,704	$10,949
Accounts receivable, net	204,925	195,306
Expenditures billable to clients	28,160	30,414
Other current assets	15,550	13,455
Total Current Assets	254,339	250,124

Fixed assets, net	41,616	41,053
Investment in affiliates	105	-
Goodwill	546,257	514,488
Other intangible assets, net	60,404	67,133
Deferred tax assets	21,690	21,603
Other assets	28,508	19,947
Total Assets	$952,919	$914,348

Liabilities and Shareholders' Equity
Current Liabilities:
Accounts payable	$101,357	$131,074
Accrued and other liabilities	58,414	64,050
Advance billings	114,013	124,993
Current portion of long term debt	1,575	1,667
Current portion of deferred acquisition consideration	27,654	30,887
Total Current Liabilities	303,013	352,671

Revolving credit facility	34,462	-
Long-term debt	346,050	284,549
Long-term portion of deferred acquisition consideration	63,113	77,104
Other liabilities	13,038	10,956
Deferred tax liabilities	19,554	19,642
Total Liabilities	779,230	744,922

Redeemable Noncontrolling Interests	89,233	77,560

Shareholders' Equity:
Common shares	228,557	226,753
Additional paid in capital	-	-
Charges in excess of capital	(19,950)	(16,809)
Accumulated deficit	(153,960)	(146,600)
Stock subscription receivable	(135)	(135)
Accumulated other comprehensive loss	(2,864)	(4,148)
MDC Partners Inc. Shareholders' Equity	51,648	59,061
Noncontrolling Interests	32,808	32,805
Total Equity	84,456	91,866

Total Liabilities, Redeemable Noncontrolling
Interests and Equity	$952,919	$914,348

SCHEDULE 6

MDC PARTNERS INC.
SUMMARY CASH FLOW DATA
(US$ in 000s)

	Six Months Ended June 30,
	2011	2010

Cash flows (used in) provided by continuing operating activities	$(25,702)	$2,899
Discontinued operations	-	(1,083)
Net cash (used in) provided by operating activities	(25,702)	1,816

Net cash used in continuing investing activities	(46,101)	(63,230)
Discontinued operations	-	(710)
Net cash used in investing activities	(46,101)	(63,940)

Net cash provided by continuing financing activities	66,730	57,579

Effect of exchange rate changes on cash and cash equivalents	(172)	73

Net decrease in cash and cash equivalents	$(5,245)	$(4,472)